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                    FORM OF REGISTRATION RIGHTS AGREEMENT

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                        REGISTRATION RIGHTS AGREEMENT

                    THIS REGISTRATION RIGHTS AGREEMENT (this
          "Agreement"), dated this ____ day of _____, 1996, by and among Mobile Telecommunication Technologies Corp., a Delaware corporation (the "Corporation"), and _________ ___________, a Washington corporation (the "Stockholder").

                            W I T N E S S E T H :

                    WHEREAS, pursuant to the terms of a stock purchase agreement (the "Stock Purchase Agreement"), the Corporation has sold to the Stockholder shares of the Corporation's Series A 7.5% Cumulative Convertible Accruing Pay-In-Kind Preferred Stock, par value $0.01 (the "PIK Preferred Stock"); and

                    WHEREAS, by its terms as provided in the Certificate of Designation of the Rights and Preferences of the Series A 7.5% Cumulative Convertible Accruing Pay-In-Kind Preferred Stock, the PIK Preferred Stock is convertible into shares of common stock, par value $0.01, of the Corporation (the "Common Stock");

                    WHEREAS, in connection with, and contingent upon the consummation of, the closing of the transaction contemplated by the Stock Purchase Agreement, the Corporation and the Stockholder desire to provide for certain registration rights with respect to the Registrable Stock as set forth herein;

                    NOW, THEREFORE, in consideration of the
          foregoing and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto, subject to the terms and conditions set forth below, hereby agree as follows:

                                  ARTICLE I.

                                 DEFINITIONS

                    Unless the context otherwise requires,
          capitalized terms not otherwise defined herein shall have the respective meanings assigned to them in the Stock
          Purchase Agreement. Unless the context otherwise requires, the following terms shall have the following meanings:

                    1.1 "HOLDER": A holder of Registrable Stock provided that anyone who acquires any Registrable Stock in a distribution pursuant to a registration statement filed by the Corporation under the Securities Act shall not thereby be deemed to be a "Holder."

                    1.2    "REGISTER," "REGISTERED" AND
          "REGISTRATION": Each refer to a registration of Registrable Stock effected by filing with the SEC a registration statement in compliance with the Securities Act and the declaration or ordering by the SEC of effectiveness of such registration statement.
                    1.3   "REGISTRABLE STOCK":  All shares of
          either (i) PIK Preferred Stock (or any additional series of payment-in-kind preferred stock that may be issued as contemplated by the Stock Purchase Agreement) or (ii) following conversion of any such preferred stock, the Common Stock into which such preferred stock was converted.

                    1.4   "SHELF REGISTRATION": means a
          registration effected pursuant to Section 2 hereof.

                    1.5 "SHELF REGISTRATION STATEMENT": means a shelf registration statement of the Corporation pursuant to the provisions of Section 2 hereof filed with the Securities and Exchange Commission (the "SEC") which covers some or all of the Registrable Securities, as applicable, and, at the option of the Corporation, such shares of capital stock (or other securities of the Corporation) as the Corporation shall designate therein (the "Corporation Shelf Securities") on an appropriate form under Rule 415 under the Securities Act of 1933 (the "Act"), or any similar rule that may be adopted by the SEC, amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

                                 ARTICLE II.

                             REGISTRATION RIGHTS

                    2.1  SHELF REGISTRATION.

                    (a) The Corporation shall (i) file by November 15, 1996 with the SEC a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders and the Corporation Shelf Securities by the Corporation from time to time in accordance with the methods of distribution elected by such Holders, or the Corporation, as the case may be, and set forth in such Shelf Registration Statement and, thereafter, and (ii) use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Act; provided, however, that no Holder shall be entitled to have the Registrable Securities held by it covered by such Shelf Registration unless such Holder is in compliance with Section 2.5 hereof.

                    (b) The Corporation shall use its reasonable best efforts (i) to keep the Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be usable by the Holders until April 1, 1998 or such shorter period that will terminate when all the Registerable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement, and (ii) after the effectiveness of the Shelf Registration Statement, promptly upon the request of any Holder to take any action reasonably necessary to register the sale of any Registrable Securities of such Holder and to identify such Holder as a selling securityholder.

                    2.2 REGISTRATION PROCEDURES. In connection with any Shelf Registration Statement, the Corporation shall:

                    (a)  prepare and file with the SEC a Shelf
               Registration Statement, on an appropriate form pursuant to Rule 415 of the Act and which the Corporation is eligible to use, with respect to such shares and use its best efforts to cause such Shelf Registration statement to become and remain effective as provided herein;

                    (b)  prepare and file with the SEC such
               amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and current and to comply with the provisions of the Act with respect to the disposition of all shares covered by such registration statement, including such amendments and supplements as may be necessary to reflect the intended method of disposition from time to time of the prospective seller or sellers of such Registrable Stock;

                    (c)  furnish to each seller such number of
               copies of a prospectus in conformity with the requirements of the Act, and such other documents, as such seller may reasonably request in order to facilitate the public sale or other disposition of the Registrable Stock owned by such seller;

                    (d)  use its best efforts to register or
               qualify the shares of Registrable Stock covered by such registration statement under such other securities or blue sky or other applicable laws of such jurisdiction within the United States as each prospective seller shall reasonably request, to enable such seller to consummate the public sale or other disposition in such jurisdictions of the shares of Registrable Stock owned by such seller; provided, however, that in no event shall the Corporation be obligated to qualify to do business in any jurisdiction where it is not at the time so qualified or to take any action that would subject it to service of process in suits other than those arising out of the offer or sale of the Registrable Stock covered by such registration statement in any jurisdiction where it is not at the time so subject; and

                    (e)  furnish to each prospective seller a
               signed counterpart, addressed to the prospective sellers, of (i) an opinion of counsel for the Corporation, dated the effective date of the registration statement, and (ii) a "comfort" letter (or, in the case of any such Person which does not satisfy the conditions for receipt of a "comfort" letter specified in Statement on Auditing Standards No. 72, an "agreed upon procedures" letter) signed by the independent public accountants who have certified the Corporation's financial statements included in the registration statement, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the "comfort" or "agreed upon procedures" letter) with respect to events subsequent to the date of the financial statements, as are customarily covered (at the time of such registration) in opinions of issuer's counsel and in "comfort" letters delivered to the underwriters in underwritten public offerings of securities (with, in the case of an "agreed upon procedures" letter, such modifications or deletions as may be required under Statement on Auditing Standards No. 35).

                    2.3 LIMITATIONS ON OFFERINGS BY THE HOLDERS.

                    (a) Notwithstanding the provisions of Section
               2.1, if at any time the Corporation desires to effect a registered offering of securities (pursuant to Shelf Registration Statement or otherwise) and simultaneously therewith any Holder desires to effect an offering pursuant to a Shelf Registration Statement and if the underwriter, if any, determines that (i) marketing factors require a limitation of the total number of shares to be underwritten, or
               (ii) the offering price per share would be reduced by the inclusion of the securities of the Holders, then the number of shares to be included in the underwriting shall first be allocated to the Corporation, then the remainder, if any, among all Holders who indicated to the Corporation their decision to distribute any of their Registrable Stock through such underwriting, in proportion, as nearly as practicable, to the respective numbers of shares of Registrable Stock which such Holders initially indicated to be included in the underwriting.

                    (b) If at any time the Corporation is engaged,
               or proposes to engage in a registered public offering within 30 days of the time of a proposed offering by a Holder pursuant to the Shelf Registration Statement, or is engaged in any other activity that, in the good faith determination of the Board of Directors of the Corporation (the "Board"), would be adversely affected by the proposed offering by a Holder or the required disclosure in connection therewith to the material detriment of the Corporation or any affiliate thereof, then the Corporation may at its option direct that such offering by a Holder be delayed, suspended or postponed for a period not in excess of 45 days from the effective date of such offering, or the date of commencement of such other material activity, as the case may be.

                    (c) Anything in this Agreement to the contrary
               notwithstanding, the Holders shall not offer any Registrable Securities pursuant to the Shelf Registration Statement if such offering would require the Corporation (i) to furnish any financial statements other than as of the end of a fiscal quarter or (ii) to furnish any audited financial statements other than as of the end of a fiscal year unless the Holder(s) requesting such registration agree to bear the expenses of furnishing such financial statements. In addition to the foregoing, in the event of a proposed offering by a Holder pursuant to the Shelf Registration Statement, at such time as any registration statement would be required to include audited financial statement as of a fiscal year end, the Corporation may delay the dissemination of the required notice and the taking of any action to effect a supplement to the Shelf Registration Statement until such time as such audited financial statements are available in the ordinary course of business.

                    (d) No Holder shall offer any Registrable
               Securities pursuant to the Shelf Registration Statement within 45 days after the effectiveness of any other registration of the Corporation's capital stock.

                    (e) No take-down under the Shelf Registration
               Statement shall be effected unless the value of the Registrable Securities proposed to be offered under such take-down exceeds $5 million.

                    2.4  DESIGNATION OF UNDERWRITER.

                    (a) In the case of any registration effected pursuant to Section 2.1, a majority in interest of the Holders shall have the right to designate the managing underwriter in any underwritten offering, which underwriter shall be reasonably acceptable to the Corporation.

                    (b) In the case of any registration initiated by the Corporation, the Corporation shall have the right to designate the managing underwriter in any underwritten offering.

                    2.5  COOPERATION BY PROSPECTIVE SELLERS.

                    (a)  Each prospective seller of Registrable
               Stock, and each underwriter designated by each such seller, will furnish to the Corporation such information as the Corporation may reasonably require from such seller or underwriter in connection with the Shelf Registration Statement (and the prospectus included therein). No Holder may participate in any offering unless such Holder
               (i) agrees to sell its Registrable Stock to be sold on the basis provided in any agreement governing the offering and (ii) completes and executes all questionnaires, indemnities, underwriting agreements and other documents required in connection with the offering.

                    (b)  Failure of a prospective seller of
               Registrable Stock to furnish the information and agreements described in this Agreement shall not affect the obligations of the Corporation under this Agreement to remaining sellers to furnish such information and agreements unless, in the reasonable opinion of counsel to the Corporation or the underwriters, such failure impairs or may impair the viability of the offering or the legality of the registration or the underlying offering.

                    (c) The Holders holding shares included in the registration will not (until further notice by the Corporation) effect sales thereof (or deliver a prospectus to any purchaser) after receipt of telegraphic or written notice from the Corporation to suspend sales to permit the Corporation to correct or update a registration statement or prospectus. At the end of the period during which the Corporation is obligated to keep the registration statement current and effective as described in Section 2.1(b)(i), the Holders holding shares of Registrable Stock included in the registration shall discontinue sales of shares pursuant to such registration statement upon receipt of notice from the Corporation of its intention to remove from registration the shares of Registrable Stock covered by such registration statement that remain unsold, and such Holders shall notify the Corporation of the number of such shares registered that remain unsold immediately upon receipt of such notice from the Corporation.

                    In connection with any offering, each Holder
               who is a prospective seller, will not use any offering document, offering circular or other offering materials with respect to the offer or sale of Registrable Stock, other than the prospectuses provided by the Corporation and any documents incorporated by reference therein.

                    2.6  EXPENSES OF REGISTRATION.  All expenses
          incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration and filing fees, printing expenses, expenses of compliance with blue sky laws, fees and disbursements of counsel for the Corporation and expenses of any audits incidental to or required by any such registration, shall be borne by the Corporation, except (a) that all additional expenses, fees and disbursements of any counsel retained by the Holders, and all underwriting discounts, fees and commissions shall be borne by the Holders holding the securities registered pursuant to such registration, according to the quantity of their securities so registered; and (b) the Corporation shall not be required to pay for any expenses of any take-down pursuant to a Shelf Registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Stock to be registered (in which case all participating Holders shall bear such expenses); provided, however, that if immediately prior to the time of such withdrawal, the Holders have learned of a materially adverse change in the condition, business or prospects of the Corporation from that known to the Holders at the time of their request, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 2.1.

                    2.7  INDEMNIFICATION.

                    (a)  To the extent permitted by law, the
               Corporation will indemnify each Holder requesting or joining in a registration, each agent, officer and director of such Holders, each person controlling such Holder and each underwriter and selling broker of the securities so registered (collectively, "Indemnitees") against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances in which they were made, or any violation by the Corporation of any rule or resolution promulgated under the Securities Act applicable to the Corporation and relating to an action or inaction required of the Corporation in connection with any such registration, qualification or compliance, and will reimburse each such Indemnitee for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided, however, that the Corporation will not be liable in any such case to the extent that any such claim, loss, damage or liability is caused by any untrue statement or omission so made in strict conformity with written information furnished to the Corporation by an instrument duly executed by such Indemnitees and stated to be specifically for use therein and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement becomes effective or in the amended prospectus filed with the SEC pursuant to Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any underwriter, or any Indemnitee if there is no underwriter, if a copy of the Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this
               Section 2.7(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected
               without the consent of the Corporation, which consent shall not be unreasonably withheld.

                    (b)  To the extent permitted by law, each
               Holder requesting or joining in a registration and each underwriter of the securities so registered will indemnify the Corporation and its officers and directors and each other Holder and each person, if any, who controls any of them within the meaning of
               Section 15 of the Securities Act and their respective successors against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances in which they were made and will reimburse the Corporation and each other person indemnified pursuant to this paragraph (b) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided, however, that this paragraph (b) shall apply only if (and only to the extent that) such statement or omission was made in reliance upon and in strict conformity with written information (including, without limitation, written negative responses to inquiries) furnished to the Corporation by an instrument duly executed by such Holder or underwriter and stated to be specifically for use in such prospectus, offering circular or other document (or related registration statement, notification or the like) or any amendment or supplement thereto and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement becomes effective or in the Final Prospectus, such indemnity agreement shall not inure to the benefit of (i) the Corporation and (ii) any underwriter or any Holder, if there is no underwriter, if a copy of the Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act; provided, further, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; provided, further, that the indemnity agreement contained in this Section 2.7(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holder or underwriter, as the case may be, which consent shall not be unreasonably withheld; and provided, further, that the obligations of such Holders shall be limited to an amount equal to the proceeds to each such Holder of Registrable Stock sold as contemplated herein, unless such claim, loss, damage, liability or action resulted from such Holder's fraudulent misconduct.

                    (c)  Each party entitled to indemnification
               hereunder (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at its expense) to assume the defense of any claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense at such party's expense, and provided, further, that the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2.7 except to the extent that the omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of the failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that either (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation or (ii) contains any finding of a violation of law by an Indemnified Party.

                    (d)  The reimbursement required by this Section
               2.7 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses are incurred.

                    (e)  If the indemnification provided for in
               this Section 2.7 is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Corporation on the one hand, and of the sellers of Registrable Stock and any other sellers participating in the registration statement on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations including the relative benefits received by the Corporation, on the one hand, and by the sellers of Registrable Stock and any other sellers participating in the registration statement
               on the other hand. The relative benefits received by the Corporation on the one hand, and the sellers of Registrable Stock and any other sellers participating in the registration statement on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) to the Corporation bear to the total net proceeds from the offering (before deducting expenses) to the sellers of Registrable Stock and any other sellers participating in the registration statement. The relative fault of the Corporation on the one hand, and of the sellers of Registrable Stock and any other sellers participating in the registration statement on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Corporation or by the sellers of Registrable Stock or other sellers participating in the registration statement and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                    (f)  The Corporation and the sellers of
               Registrable Stock agree that it would not be just and equitable if contribution pursuant to this
               Section 2.7 were determined by pro rata allocation (even if the sellers of Registrable Stock were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.9, no seller of Registrable Stock shall be required to contribute any amount in excess of the proceeds received by such seller from the sale of Registrable Stock covered by any registration statement filed pursuant hereto. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                    (g)  The obligations under this Section 2.7
               shall survive the completion of any offering of Registrable Stock in a registration statement under this Agreement or otherwise.

                    2.8  RIGHTS THAT MAY BE GRANTED TO SUBSEQUENT INVESTORS.
                    (a) Within the limitations prescribed by this paragraph (a), but not otherwise, the Corporation may grant to subsequent investors in the Corporation rights of registration upon request and rights of incidental registration, including on any Shelf
               Registration Statement; provided, however, if an underwriter, if any, determines that (i) marketing factors require a limitation on the total number of shares to be underwritten, or (ii) the offering price per share would be reduced by the inclusion of securities of a third party, then the number of shares to be included in the underwriting shall be allocated first to the Holders and then the remainder, if any, to such other third parties.

                    2.9  DELAY OF REGISTRATION.  The Stockholder
          shall have no right to take any action to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

                                 ARTICLE III.

                        REPRESENTATIONS AND WARRANTIES

                    The parties hereby represent and warrant with respect to themselves as follows:

                    3.1  ORGANIZATION.  The Corporation and the
          Stockholder are corporations duly formed, validly existing and in good standing under the laws of their respective states of incorporation and have full power (corporate or otherwise) and authority to own and operate their assets and properties and carry on their businesses as presently conducted and are duly qualified to do business and are in good standing in all jurisdictions in which the ownership or occupancy of their properties or their activities presently makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect upon their, and their subsidiaries', businesses, properties or assets. With respect to the Corporation, subsidiaries shall mean
          Skytel Corp., Destineer, Inc. and Mtel International, Inc.

                    3.2  AUTHORITY.  The Corporation has all
          requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The Stockholder has all requisite power and authority to enter into and to consummate the transactions contemplated hereby. The execution and delivery by the Corporation and the Stockholder of this Agreement and the consummation by the Corporation and the Stockholder of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Corporation and the Stockholder. This Agreement constitutes a valid and binding obligation of the parties hereto, enforceable against them in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy or other laws affecting the enforcement of creditors' rights generally and the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

                    3.3  CONSENTS AND APPROVALS.  All
          authorizations, approvals and consents, if any, required to be obtained from, and all registrations, declarations and filings, if any, required to be made with, all governmental authorities and regulatory bodies to permit the Corporation and the Stockholder to execute and deliver, and to perform its obligations under, this Agreement have been obtained or made, as the case may be, and all such authorizations, approvals, consents, registrations, declarations and filings (collectively "consents and fillings") are in full force and effect, except where failure to obtain and/or maintain in full force and effect such consents and filings would not have a material adverse effect upon the execution and delivery of, and upon the performance of the parties' obligations under, this Agreement.

                    3.4 NO VIOLATIONS. Neither the execution or delivery of this Agreement by the parties hereto, nor the consummation by the parties hereto of the transactions herein contemplated, nor the fulfillment by the Stockholder and the Corporation of the terms and provisions hereof (i) will conflict with, violate or result in a breach of, any of the terms, conditions or provisions of any law, regulation, order, writ, injunction, decree, determination or award of any court, governmental department, board, agency or instrumentality or any arbitrator, applicable to the Stockholder or the Corporation including, without limitation, the Communications Act of 1934, as amended (the "Communications Act"), and the rules and regulations promulgated thereunder, (ii) will conflict with, violate or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of the articles of incorporation or by-laws of the Corporation or the Stockholder, (iii) will conflict with, violate or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any loan agreement, indenture, trust, deed or other agreement or instrument to which the Stockholder is a party or by which it is bound or (iv) result in the creation or imposition of any lien, charge, security interest or encumbrance of any nature whatsoever (collectively, a "lien") upon any of the Stockholder's or the Corporation's property or assets. Except with respect to the Credit Agreement (as defined in the stock Purchase Agreement) which default shall be cured upon the Closing under the Stock Purchase Agreement, the Stockholder and the Corporation is not in default under any agreement to which it is a party which default could impair its ability to perform its obligations under this Agreement, except where such default would not have a material adverse affect on the parties' ability to perform its obligations under this Agreement.
                                 ARTICLE IV.

                                MISCELLANEOUS

                    4.1    TERMINATION.  The registration rights
          granted and obligations created hereunder shall terminate
          April 1, 1998.

                    4.2  ASSIGNABILITY.  This Agreement shall be
          binding upon and inure to the benefit of the successors and assigns of each party hereto. Except as provided in
          Section 2.12 hereof, neither this Agreement nor any right or obligation hereunder may be assigned or delegated in whole or in part to any other person without the prior written consent of each other party hereto.

                    4.3 NOTICES. In any case where any notice or other communication is required or permitted to be given hereunder (including, without limitation, any change in the information set forth in this Section 4.3) such notice or communication shall be in writing and (a) personally delivered, (b) sent by registered United States mail, postage prepaid, return receipt requested,
          (c) transmitted by telecopy or (d) sent by way of a recognized overnight courier service, postage prepaid, return receipt requested with instructions to deliver on the next business day, in each case as follows:

                    (a)  If to the Corporation, to:

                    Mobile Telecommunication Technologies Corp.
                    110 East 59th Street
                    36th Floor
                    New York, New York  10022
                    Attention: John E. Welsh, III
                    Telecopy: (212) 735-0808

                    with a copy to:

                    Mobile Telecommunication Technologies Corp.
                    200 South Lamar Street
                    Security Centre, South Building
                    Jackson, Mississippi  39201
                    Attention: Leonard G. Kriss, Esq.
                    Telecopy: (601) 944-7194

                    (b)  If to the Stockholder, to:


                    All such notices or other communications shall be deemed to have been given or received (i) upon receipt if personally delivered, (ii) on the fifth day following posting if by registered United States mail, (iii) when sent by confirmed telecopy or (iv) on the next business day following deposit with an overnight courier.

                    4.4   THIRD PARTY RIGHTS.  Nothing in this
          Agreement, whether express or implied, is intended or shall be construed to confer, directly or indirectly, upon or give to any other than the Corporation, the Stockholder and their respective affiliates, any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenant, condition or other provision contained herein.

                    4.5   CHOICE OF LAW.  This Agreement shall be
          construed and enforced in accordance with and governed by the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof.

                    4.6   SEVERABILITY.  Should any provision of
          this Agreement be deemed in contradiction with the laws of any jurisdiction in which it is to be performed or unenforceable for any reason, such provision shall be deemed null and void, but this Agreement shall remain in force in all other respects. Should any provision of this Agreement be or become ineffective because of changes in applicable laws or interpretations thereof or should this Agreement fail to include a provision that is required as a matter of law, the validity of the other provisions of this Agreement shall not be affected thereby. If such circumstances arise, the parties hereto shall negotiate in good faith appropriate modifications to this Agreement to reflect those changes that are required by law.

                    4.7 ENFORCEMENT OF AGREEMENT. Any action or proceeding brought by any party to this Agreement on its own behalf, or on behalf of the Corporation, in connection with or relating to this Agreement or any provision hereof shall be brought only in a federal or state court of competent jurisdiction in the United States. Each of the parties hereto, solely in connection with any such action or proceeding, does hereby (a) submit to the jurisdiction of any such court, (b) waive any defense of or relating to lack of jurisdiction with respect to any such action or proceeding in any such court, (c) waive any defense of or relating to service of process in any such action or proceeding in any such court and (d) irrevocably appoints the Corporation as its agent to accept service of process in such action, provided that if the Corporation is the party commencing such action or proceeding, it shall give reasonably prompt notice thereof to the other party named in such action or proceeding.

                    4.8 TRANSFERS. Any dispositions made pursuant to this Agreement shall comply in all respects with the Communications Act and the rules and regulations promulgated thereunder including, without limitation, the limitations on ownership or control of FCC licenses or FCC businesses contained in Section 310 of the Communications Act.

                    4.9  REFERENCES TO AGREEMENT.  Any reference
          herein to this Agreement shall be deemed to be a reference to such Agreement as the same may be modified, varied, amended or supplemented from time to time by the Stockholder in accordance with the provisions hereof. Unless the context otherwise expressly requires, the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

                    4.10  ENTIRE AGREEMENT.  This Agreement, the
          Stockholder Agreement and the other agreements and documents contemplated herein and therein, constitute the entire agreement between the parties hereto and supersede any prior agreement or understanding between the parties hereto whether oral or written, with respect to the matters contemplated hereby and thereby.

                    4.11 HEADINGS, ETC. The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Agreement. Whenever the context shall require, each term stated in either the singular or plural shall include the singular and the plural. References herein to masculine, feminine or neuter pronouns shall be construed to refer to another gender when the context may require.

                    4.12  COUNTERPARTS.  This Agreement maybe
          executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

                    4.13  SURVIVAL.  All representations and
          warranties made herein shall survive the execution and delivery of this Agreement and any termination of this Agreement.

                    4.14 AMENDMENTS. This Agreement may be amended or modified only by a written instrument executed by each of the parties hereto or by their respective successors and assigns.